                     CROWN CENTRAL PETROLEUM CORPORATION

                              ARTICLES SUPPLEMENTARY


     CROWN  CENTRAL PETROLEUM  CORPORATION, a  Maryland corporation,  having its principal  office in  Baltimore  City, Maryland  (the "Corporation"),  hereby certifies to the Maryland State Department of Assessments and Taxation that:



     FIRST: Pursuant to  authority expressly vested in the Board of Directors of

   the  Corporation  by  Paragraph   (5)  of  Article  Ninth  of   Agreement  of

   Consolidation  between  Crown  Central  Petroleum  Corporation,  a   Delaware

   corporation, and Crown Central Petroleum Corporation, a Maryland corporation,

   effective September 23, 1937, as amended on May 19, 1977, January 3, 1980 and

   April 29, 1988 and previously supplemented on September 3 and October 2, 1986

   (the   "Charter  of  the  Corporation")  the  Board  of  Directors  has  duly reclassified  1,000,000  shares  of unissued  Class  A  Common  Stock of  the

   Corporation  into 1,000,000  shares of unissued  Class B Common  Stock of the

   Corporation.



     SECOND: The description of the Class  B Common Stock with the  preferences,

   conversion  and other rights, voting  powers, restrictions, limitations as to dividends, and  qualifications of such Class  B Common Stock is  as stated in

   Article Sixth of the Charter of the Corporation.



     IN  WITNESS WHEREOF, Crown  Central Petroleum Corporation  has caused these

   Articles Supplementary  to be signed  in its name and  on its behalf,  by its



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   President  and its corporate seal to be  hereunto affixed and attested by its

   Secretary on this 31st day of March, 1994.
























































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         ATTEST:                   CROWN CENTRAL PETROLEUM CORPORATION


   Dolores B. Rawlings             By: Charles L. Dunlap
   Dolores B. Rawlings                 Charles L. Dunlap
   Secretary                            President



   [Corporate Seal]



     The undersigned President of Crown Central Petroleum Corporation, who executed on behalf of the Corporation the aforegoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the aforegoing Articles Supplementary to be the corporate act of said Corporation and further certifies that he is the President of said Corporation and that the matters and facts set forth in said Articles Supplementary with respect to approval thereof are true in all material respects under the penalties of perjury.



                              Charles L. Dunlap
                              Charles L. Dunlap
                              President
































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